Exhibit 16.1

Reznick Group	Reznick Group, P.C. 7700 Old Georgetown Road Suite 400 Bethesda, MD 20814-6224	Tel: (301) 652-9100 Fax: (301) 652-1848 www.reznickgroup.com

October 3, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4.01 to Current Report on Form 8-K, dated October 5, 2005, of Boston Capital Real Estate Investment Trust, Inc. and are in agreement with the statements contained in paragraphs 1, 2 and 3 thereof. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/REZNICK GROUP, P.C.